Exhibit 15.4

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-13270, 333-11220, 333-1946, 333-10794, 333-113552, 333-132221 and 333-149553) of Magic Software Enterprises Ltd., of our report dated January 31, 2008 with respect to the financial statements of Magic Software Japan K.K. as of December 31, 2006 and 2007 and for the years then ended, which report appears in the Annual Report on Form 20-F of Magic Software Enterprises Ltd. for the year ended December 31, 2007.

/s/ KDA Audit Corporation
KDA Audit Corporation
Registered Auditors

Tokyo, Japan
[May 14], 2008